FOR IMMEDIATE RELEASE

Contact:	Karen Perlman	Raymond Minkus	Julian E. Kulas
	MB Financial	Minkus & Pearlman	First SecurityFed
	(312) 633-0260	(847) 509-5777	(773) 772-4500
	kperlman@mbfinancial.com	rdm@minkuspr.com

JOINT ANNOUNCEMENT OUTLINES AGREEMENT FOR

FIRST SECURITYFED FINANCIAL TO MERGE WITH MB FINANCIAL

         CHICAGO, IL (January 12, 2004)---MB Financial, Inc. (Nasdaq: MBFI), parent of MB Financial Bank, N.A. and Union Bank, N.A., and First SecurityFed Financial, Inc. (Nasdaq: FSFF), parent of First Security Federal Savings Bank, have agreed to merge, pending shareholder, regulatory and other necessary approvals, it was announced here today. MB Financial, Inc. will be the surviving corporation in the transaction. In addition, First Security Federal Savings Bank will merge with MB Financial Bank, N.A. with MB Financial Bank as the surviving bank.

         The announcement was made jointly by Julian Kulas, President and CEO of First SecurityFed Financial, Inc. (First SecurityFed), and Mitchell Feiger, President and CEO of MB Financial. Completion of the transaction is expected in the second quarter of 2004.

         According to Mr. Kulas, "This transaction will allow our customers to access products and services which are simply not available to small community banks like First Security. In addition, this transaction will allow our shareholders, many of whom are long time customers and community members of First Security, the choice of obtaining an attractive cash price for their shares or obtaining on a tax deferred basis shares in a strong, well managed, community oriented bank."

         Mr. Kulas also indicated that "The First Security Board of Directors views this transaction as an evolutionary step in our long term effort to serve our customers and maximize shareholder value. We considered this transaction very carefully and would not have approved it if we didn't think it would be in the best interests of our shareholders, our customers and our communities."

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MB Financial/First Security

         The transaction is valued at $139.2 million, which will be paid through a combination of MB Financial stock and cash, with First SecurityFed stockholders having the right to choose the form of consideration they will receive, subject to the allocation provisions of the transaction agreement. First SecurityFed stockholders receiving cash will receive a cash payment equal to $35.25 for their shares, while First SecurityFed stockholders receiving stock will receive a number of MB Financial shares valued at $35.25 per share based upon MB Financial's average closing price over a ten trading day period ending on the second trading day prior to the effective date of the transaction. The transaction is subject to restructuring as an all-cash transaction at $35.25 per share if the aggregate value of the MB Financial stock to be issued is less than 40% of the value of the aggregate transaction consideration and MB Financial elects not to increase the number of shares issuable in the transaction.

         First SecurityFed reported assets of $490.8 million as of September 30, 2003. The addition of First SecurityFed is expected to increase MB Financial's total assets to more than $4.8 billion.

         MB Financial and its Illinois-based banking and financial services unit -- MB Financial Bank -- will have 40 locations in the Chicago area following the acquisition and subsequent integration of First SecurityFed. First Security has two branches and one drive-thru location in Chicago, one location in Palatine, as well as a full service branch in Philadelphia, PA.

         The First Security customer base, while representing a diverse mix of businesses and individuals, has a significant number of customers from within the Ukrainian, Polish and Hispanic communities. First Security's ethnic concentration, of both individuals and businesses -- including lending for a growing number of construction and real estate projects -- and its geographic locations are highly compatible with MB Financial. All First Security offices will remain open after the transaction is completed.

         "MB Financial continues to strengthen its relationship with its business and individual customers through the addition of products, professional expertise and choices through which banking can be done," said Feiger. "We are looking forward to a smooth transition and delivering the same high quality personalized service with the familiar faces to which First Security customers are accustomed. In addition to offering First Security customers the same general banking products to which they are accustomed, we will offer them some new MB Financial products and services which they may find helpful in dealing with today's complex financial world."

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MB Financial/First Security

         Over the years, First Security has helped establish and sustain the Heritage Foundation, which supports the ethnic communities in which First Security offices are located. To emphasize its commitment to First Security's customers and communities MB Financial has committed to contributing $1 million to further the Foundation's work upon completion of the transaction.

         "We believe there will be outstanding benefits to our customers," said Kulas. "We are delighted to find an outstanding blend of understanding, capability and sensitivity in MB Financial. MB knows how to serve the needs of its ethnic customers while also providing a comprehensive array of services through multiple channels. This will include the addition of Ukrainian telephone banking to the current English, Polish, Hispanic and Korean system currently offered."

         Kulas will become a member of the MB Financial Bank Board of Directors, remain a director of the Heritage Foundation and retain his office at 936 North Western Avenue in Chicago. Paul Nadzikewycz, Chairman of First SecurityFed Financial, will also become a Bank Board member and remain on the Heritage Foundation Board.

         MB Financial, Inc., is a Chicago-based financial holding company which is traded on the Nasdaq as "MBFI." MB Financial has more than $4.3 billion in assets. Information about MB Financial can be found at www.mbfinancial.com. MB Financial operates through MB Financial Bank, N.A. in Illinois and Union Bank, N.A. in Oklahoma.

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MB Financial/First Security

         MB Financial Bank is a leader among Chicago area banks and has been delivering competitive personalized service for more than 90 years to privately owned, middle-market companies as well as to individuals who live in the communities where its branches are located. MB Financial Bank currently has 36 branches strategically located throughout the Chicago area.

First Security, which traces its origins to 1928, has the following locations:
936 N. Western Ave. (Ukrainian Village Branch)
820 N. Western Ave. (Ukrainian Village Drive-thru)
5670 N. Milwaukee Ave. (Norwood Park Branch)
2251 Plum Grove Road (Palatine Branch)
7918 Bustleton Avenue (Philadelphia Branch)

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Announcement of Conference Call

MB Financial, Inc. will host a conference call at 10:30 a.m. C.S.T. on January 12, 2004. The number to call in the United States is 1-800-299-9086 (passcode 97328949). If this time is inconvenient, a digital recording will be available two hours after the conference from January 12, 2004 to January 26, 2004 by dialing into 1-888-286-8010 in the United States (passcode 65392221). A copy of this presentation, along with a web cast of this call, will also be available at www.mbfinancial.com.

Forward-Looking Statements

When used in this press release and in filings with the Securities and Exchange Commission, in other press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected cost savings and synergies from the MB Financial-First SecurityFed transaction might not be realized within the expected time frames, and costs or difficulties relating to integration matters might be greater than expected; (2) the requisite stockholder and regulatory approvals for the MB Financial-First SecurityFed transaction might not be obtained; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior and net interest margin; (6) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (7) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (8) MB Financial's ability to realize the residual values of its direct finance, leveraged, and operating leases; (9) the ability to access cost-effective funding; (10) changes in financial markets; (11) changes in economic conditions in general and in the Chicago metropolitan area in particular; (12) the costs, effects and outcomes of litigation; (13) new legislation or regulatory changes, including but not limited to changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (14) changes in accounting principles, policies or guidelines; and (15) future acquisitions by MB Financial of other depository institutions or lines of business.

MB Financial and First SecurityFed do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Additional Information

MB Financial will file a registration statement on Form S-4 with the Securities and Exchange Commission in connection with the proposed transaction. The registration statement will include a proxy statement/prospectus which will be sent to the stockholders of First SecurityFed seeking their approval of the proposed transaction. Investors and security holders are advised to read the proxy statement/prospectus because it will contain important information. When filed, these documents can be obtained free of charge from the web site maintained by the SEC at "www.sec.gov." This document also can be obtained free of charge upon written request to MB Financial, Inc., Secretary, 1200 North Ashland Avenue, Chicago, Illinois 60622 or by calling (773) 645-7868.

First SecurityFed and its directors and executive officers may be deemed to be participants in the solicitation of proxies from First SecurityFed stockholders to approve the proposed transaction. Information about these participants may be obtained through the SEC's web site from the definitive proxy statement filed with the SEC by First SecurityFed on March 21, 2003. Additional information regarding the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.